Exhibit 99.23(a)(41)

                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

               Establishment and Designation of Classes of Shares
                             of Beneficial Interest

                                       of

                        Newton International Equity Fund

     The undersigned, being the Assistant Vice President and Secretary of Mellon Institutional Funds Investment Trust, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Agreement and Declaration of Trust, dated August 13, 1986, as amended (as so amended, the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting held on December 20, 2007, the Declaration of Trust and the Certificate of Designation thereunder are hereby amended to divide the shares of beneficial interest of Newton International Equity Fund (the "Fund"), a series of the Trust, to create three new classes of Shares of the Fund as follows:

     1. The three new classes of Shares established and designated hereby are "Class A", "Class C" and "Class R" shares.

     2. The existing single class of shares of the Fund is hereby designated as "Class I" shares.

     3. Class A, C, R and I shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

     4. The purchase price of Class A, C, R and I shares, the method of determining the net asset value of such classes of shares and the relative dividend rights of holders of such classes of shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 25th day of January, 2008.

                           MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST


                               By:      /s/ DENISE B. KNEELAND
                                        ----------------------
                               Name:    Denise B. Kneeland
                               Its:     Assistant Vice President and Secretary